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Exhibit 10.18

THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

        THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, made this 18th day of June, 2004, by and among (i) EqualLogic, Inc., a Delaware corporation (the "Company"), (ii) holders of Series A Convertible Preferred Stock, Common Stock or options to acquire Common Stock whose names are set forth under the heading "Holders" on Schedule I hereto, and each person who shall, pursuant to Section 5.2(i) of that certain Third Amended and Restated Investor Rights Agreement, dated as of the date hereof by and among the Company and the other parties thereto (the "Investor Rights Agreement"), join in and become a party to this Agreement by executing and delivering to the Company an Instrument of Accession in the form of Schedule II hereto (the persons described in this clause (ii) being referred to collectively as the "Holders" and singularly as a "Holder") and (iii) those persons whose names are set forth under the heading "Investors" on Schedule I hereto (collectively, the "Investors").

WITNESSETH:

        WHEREAS, the Company, the Holders and certain of the Investors entered into that certain Second Amended and Restated Stockholders Agreement, dated as of December 17, 2003 (the "Prior Stockholders Agreement");

        WHEREAS, the undersigned, being (i) the Company, (ii) Holders holding a majority of the Shares subject to the Prior Stockholders Agreement and (iii) Investors party to the Prior Stockholders Agreement holding a majority of the shares of Series B Preferred Stock and Series B-1 Preferred Stock (each as defined below) held by such Investors, desire to amend and restate the Prior Stockholders Agreement in the form set forth herein;

        WHEREAS, (A) certain of the Investors own (i) shares of the Company's Series A Convertible Preferred Stock, $.01 par value per share, (ii) shares of the Company's Series A-1 Convertible Preferred Stock, $.01 par value per share (together with the Series A Convertible Preferred Stock, the "Series A Preferred Stock"), (iii) shares of the Company's Series B Convertible Preferred Stock, $.01 par value per share, and (iv) shares of the Company's Series B-1 Convertible Preferred Stock, $.01 par value per share (together with the Series B Convertible Preferred Stock, the "Series B Preferred Stock"), and (B) certain of the Investors are acquiring simultaneously herewith an aggregate of up to 36,710,720 shares of the Company's Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock" and collectively with the Series B Preferred Stock and the Series A Preferred Stock, the "Preferred Stock") pursuant to that certain Series C Convertible Preferred Stock Purchase Agreement, dated as of the date hereof, by and among certain of the Investors and the Company (the "Purchase Agreement");

        WHEREAS, the Holders currently own all of the outstanding shares of the Common Stock, par value $.01 per share (the "Common Stock"), of the Company which are subject to this Agreement; and

        WHEREAS, the Company, the Investors and the Holders believe that it is in the best interest of the Company, the Investors and the Holders to make provision for the future disposition of certain securities of the Company and other matters relating to the governance of the Company.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Holders and the Investors agree as follows:

        1.    Prohibited Transfers.    The Holders shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Shares (as hereinafter defined) owned by them except in compliance with the terms of this Agreement. For purposes of this Agreement, the term "Shares" shall mean and include all shares of Common Stock and Series A Preferred Stock of the Company owned by the Holders, whether presently held or hereafter acquired. The Company shall not transfer on its books any shares of its capital stock which are subject to this Agreement unless the provisions hereof have been complied with in full. Any purported transfer by a Holder of Shares without full compliance with the provisions of this Agreement shall be null and void.

        2.    Right of First Refusal on Dispositions by the Holders.    If at any time any of Peter C. Hayden, G. Paul Koning or Paula Long (collectively, the "Founders"), or any other Holder, or any other person who shall, pursuant to Section 5.2(i) of the Investor Rights Agreement, become a Holder hereunder (the "Selling Shareholder") wishes to sell, assign, transfer or otherwise dispose of any or all Shares owned by him pursuant to the terms of a bona fide offer received from a third party (the "Purchaser"), the Selling Shareholder shall submit a written offer to sell such Shares to the Company and to each Investor who together with such Investor's Affiliates (as defined below) holds at least 3,000,000 shares of Series B-1 Preferred Stock and/or Series C Preferred Stock (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar events) ("Qualified Investors") on terms and conditions, including price, not less favorable to the Company than those on which the Selling Shareholder proposes to sell such Shares to the Purchaser (the "Offer"). The Offer shall disclose the identity of the Purchaser, the Shares proposed to be sold or transferred, the agreed terms of the sale or transfer, including price, and any other material facts relating to the sale or transfer. Within fifteen (15) days after receipt of the Offer, the Company shall give notice to the Selling Shareholder and each Qualified Investor of its intent to purchase all or any portion of the offered Shares on the same terms and conditions as set forth in the Offer. If, for any reason whatsoever, the Company shall not exercise its right to purchase all of the offered Shares as provided herein, then each of the Qualified Investors shall have the right to purchase, on the same terms and conditions set forth in the Offer, that portion of the offered Shares which the Company shall not have agreed to purchase from the Selling Shareholder (all such remaining shares being referred to as the "Remaining Offered Shares") to be determined in the manner set forth herein. Each Qualified Investor shall have the right to purchase that number of the Remaining Offered Shares as shall be equal to the aggregate Remaining Offered Shares multiplied by a fraction, the numerator of which is the number of shares of Stock (as defined in Section 5 below) of the Company then owned by such Qualified Investor and such Investor's Affiliates and the denominator of which is the aggregate number of shares of said Stock then issued and outstanding and held by all the Qualified Investors and their Affiliates. The amount of Shares each Qualified Investor or Qualified Transferee, as that term is defined below, is entitled to purchase under this Section 2 shall be referred to as such Qualified Investor's "Pro Rata Fraction." Each Qualified Investor shall have the right to transfer his right to any Pro Rata Fraction or part thereof to any Qualified Transferee. In the event a Qualified Investor does not wish to purchase or to transfer its right to purchase its Pro Rata Fraction, then any Qualified Investors who so elect shall have the right to purchase, on a pro rata basis with any other Qualified Investors who so elect, any Pro Rata Fraction not purchased by a Qualified Investor or Qualified Transferee. Each Qualified Investor shall act upon the Offer as soon as practicable after receipt from the Company of notice that it has not elected to purchase all of the offered Shares, and in all events within fifteen (15) days after receipt thereof. Each Qualified Investor shall have the right to accept the Offer as to all or part of the Remaining Offered Shares offered thereby. In the event that a Qualified Investor shall elect to purchase all or part of the Remaining Offered Shares covered by the Offer, said Qualified Investor shall individually communicate in writing such election to purchase to the Selling Shareholder, which communication shall be delivered by hand or mailed to the Selling Shareholder at the address set forth in Section 7 below and shall, when taken in conjunction with the Offer be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered thereby.

        In the event that the Company and the Qualified Investors, taken together, do not purchase all of the Shares offered by a Selling Shareholder pursuant to and within forty-five (45) days after the Offer, each such agreement to purchase the Shares shall be deemed null and void, and such Shares may be sold by the Selling Shareholder to the Purchaser at any time within 90 days after the expiration of the Offer, but subject to the provisions of Section 3 below. Any such sale shall be at not less than the price and upon other terms and conditions, if any, not more favorable to the Purchaser than those specified in the Offer. Any Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer and re-sale pursuant to this Section.

        For purposes of this Section 2, a "Qualified Transferee" of a Qualified Investor shall mean any person (i) who is a Qualified Investor, (ii) who is an Affiliate of a Qualified Investor, (iii) who is a partner of a Qualified Investor, or (iv) who acquires at least 100,000 shares of Series B-1 Preferred Stock and/or Series C Preferred Stock (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar events); provided, that with respect to subsection (iv) of this paragraph, such acquisition is subject to the majority approval of the disinterested members of the Board of Directors of the Company. For purposes of this Agreement, an "Affiliate" shall mean with respect to any person, any person which directly or indirectly controls, is controlled by or is under common control with such person, including without limitation, any partner, officer, director or member or employee of such person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such person.

        3.    Co-Sale Rights.    In the event that the Company and the Qualified Investors, taken together, do not purchase all of the Shares offered by the Selling Shareholder pursuant to and within forty-five (45) days after the Offer, then each Qualified Investor shall have the right to require, as a condition to the sale or disposition by the Selling Shareholder to the Purchaser, that the Purchaser purchase from said Qualified Investor at the same price per Share and on the same terms and conditions as involved in such sale or disposition by the Selling Shareholder. The number of shares of Stock that each Qualified Investor shall be entitled to sell to the Purchaser shall be determined by multiplying the number of Shares to be purchased by the Purchaser times a fraction, the numerator of which shall be the number of shares of Stock (on an as converted basis) owned by the Qualified Investor and its Affiliates and the denominator of which shall equal the number of shares of Stock (on an as converted basis) owned by the Selling Shareholder and his or its Affiliates and all the Qualified Investors and their Affiliates. Each Qualified Investor wishing so to participate in any such sale or disposition shall notify the Selling Shareholder of such intention as soon as practicable after receipt of the Offer made pursuant to Section 2, and in all events within fifteen (15) days after receipt thereof. In the event that a Qualified Investor shall elect to participate in such sale or disposition, said Qualified Investor shall individually communicate such election to the Selling Shareholder, which communication shall be delivered by hand or mailed to the Selling Shareholder at the address set forth in Section 7 below. The Selling Shareholder and/or each participating Qualified Investor shall sell to the Purchaser all, or at the option of the Purchaser, any part of the Stock proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Purchaser than those originally offered. The Selling Shareholder shall use his or its best efforts to obtain the agreement of the Purchaser to the participation of the participating Qualified Investors in the contemplated sale, and shall not sell any Stock to such Purchaser if such Purchaser declines to permit the participating Qualified Investors to participate pursuant to the terms of this Section 3.

        4.    Permitted Transfers.

              (i)  Anything herein to the contrary notwithstanding, the provisions of Sections 1, 2 and 3 shall not apply to: (a) any transfer of Shares by a Holder by gift or bequest or through inheritance to, or for the benefit of, any member or members of his or her immediate family (which shall include any spouse, lineal ancestor or descendant or sibling) or to a trust, partnership or limited liability company for the benefit of such members, for estate planning purposes; (b) any transfer of Shares by a Holder for estate planning purposes to a trust in respect of which he or she serves as trustee, provided that the trust instrument governing said trust shall provide that such Holder, as trustee, shall retain sole and exclusive control over the voting and disposition of said Shares until the termination of this Agreement; (c) any sale of

    Common Stock in a public offering pursuant to a registration statement filed by the Company with the Securities and Exchange Commission; and (d) any repurchase of shares of Common Stock from officers, employees, directors or consultants of the Company which are subject to restrictive stock purchase agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including termination of employment.

             (ii)  In the event of any such transfer, other than pursuant to subsection (i)(c) of this Section 4, the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by this Agreement, and as a condition to such transfer, each such transferee shall execute and deliver an Instrument of Accession in the form of Schedule II agreeing to be bound by the provisions of this Agreement.

        5.    Board Matters.

          (a)    Election of Directors.    Each of the parties hereto agrees to vote all of the Stock (as defined below) of the Company now owned or hereafter acquired by such party (and attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors), and the Company agrees to take all actions (including, but not limited to the nomination of specified persons) to cause and maintain the election to the Board of Directors of the Company, to the extent permitted pursuant to the Company's certificate of incorporation, the following:

              (i)  one (1) person designated by the parties hereto holding a majority of the outstanding shares of Common Stock held by the parties hereto, who shall be Peter C. Hayden, at all times so long as he remains an employee of the Company;

             (ii)  the Chief Executive Officer ("CEO") of the Company, who shall initially be John J. Boyle III;

            (iii)  one (1) person designated by Charles River Partners XI, L.P. ("CRP"), who shall initially be Chris Baldwin, provided that CRP shall maintain this right so long as it continues to hold 20% or more of the shares of any series of Preferred Stock originally issued to it;

            (iv)  one (1) person designated by Sigma Partners, L.P. ("Sigma"), who shall initially be Greg Gretsch, provided that Sigma shall maintain this right so long as it continues to hold 20% or more of the shares of Series A Preferred Stock originally issued to it;

             (v)  one (1) person designated by Toronto Dominion Capital (U.S.A.), Inc. ("TD Capital"), who shall initially be Elliot Swan, provided that TD Capital shall maintain this right so long as it continues to hold 20% or more of any series of Preferred Stock originally issued to it; and

            (vi)  two (2) persons who shall be designated by the parties hereto holding a majority of the Stock (on an as-converted basis) held by the parties hereto, one of whom shall initially be Michael Brown.

        The directors elected pursuant to clauses (iii), (iv) and (v) are sometimes referred to as the "Investor Directors."

        Each of the parties further covenants and agrees to vote, to the extent possible, all shares of Stock of the Company now owned or hereafter acquired by such party so that the Company's Board of Directors shall consist of seven (7) members. For the purposes of this Agreement, "Stock" shall mean and include all Preferred Stock and all shares of Common Stock, and all other securities of the Company which may be exchangeable for, convertible into or issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividends, combination, reclassification, reorganization or any other means).

        In the absence of any designation from the persons or groups so designating directors as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

        No party hereto shall vote to remove any member of the Board of Directors designated in accordance with the aforesaid procedure unless (i) such member acts in bad faith or commits willful misconduct or (ii) the persons or groups so designating directors as specified above so vote, and, if such persons or groups so vote then the non-designating party or parties shall likewise so vote.

        Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any person designated under this Section 5 shall be filled by another person designated in a manner so as to preserve the constituency of the Board as provided above.

          (b)    Loss of Right to Designate a Director.    The right of an Investor that becomes a Non-Participating Holder (as defined below) to designate an Investor Director shall automatically terminate upon the closing of a Qualified Financing (as defined below). A Qualified Financing shall mean a sale by the Company of Offered Securities (as defined in the Investor Rights Agreement) in a financing which is designated by the Company's Board of Directors and a majority of the Investor Directors as a Qualified Financing. A "Non-Participating Holder" shall mean a Qualified Purchaser (as defined in the Investor Rights Agreement) who fails to purchase his or its Basic Amount (as defined in the Investor Rights Agreement) of Offered Securities (as defined in the Investor Rights Agreement) in a Qualified Financing. Each time the right of an Investor to designate an Investor Director terminates pursuant to this section (b), the size of the Board of Directors shall be reduced by one member.

          (c)    Approval of the Board of Directors.    The approval of a majority of the Board of Directors then in office shall be required for the Company to (a) make loans or advances to employees, except as in the ordinary course of business as part of travel advances or salary advances (promissory notes for purchase of shares permitted); (b) make guarantees, except in the ordinary course of business; (c) own or permit any subsidiary to own any stock or other securities of any other corporation, partnership or entity unless it is wholly owned by the Company; (d) incur any debt security, or debt that is secured by any assets of the Company (other than sale lease-back types of credit); (e) make investments in, or loans to, any third parties; (f) sell, transfer, license, pledge, or encumber technology or intellectual property, other than licenses granted in the ordinary course of business; or (g) make any acquisitions (provided, that acquisitions shall not include capital expenditures which are subject to the provisions of the Investor Rights Agreement).

          (d)    TD Capital and Focus Ventures Observer.    Each of TD Capital and Focus Ventures II, L.P. shall have the right to have one representative (each, an "Observer") observe each meeting of the Board of Directors in a nonvoting capacity. The Company shall distribute information and make available to the Observer at the same time and manner that such information is distributed or made available to members of the Board of Directors. Each of TD Capital and Focus Ventures II, L.P. acknowledges that from time to time there may be discussions at meetings of the Board of Directors of the Company which, in the Board's unanimous judgment, (a) may pertain to matters of a highly confidential nature, (b) could involve a conflict of interest between the Company and TD Capital or the Company and Focus Ventures II, L.P., as applicable, or (c) could involve the discussion of information which could otherwise be subject to the attorney-client privilege, and that the Observer may be excluded from, and will not be entitled to receive information from the Board with respect to any portions of any Board meeting for which a condition described in clauses (a), (b) or (c) of this sentence applies. In the event that the Observer does not recuse himself from a meeting of the Board of Directors of the Company when (a) matters of a highly confidential nature are to be discussed, (b) a potential conflict of interest between the Company and TD or the Company and Focus Ventures II, L.P., as applicable, exists or (c) the information to be presented at such meeting could otherwise be subject to the attorney-client privilege, then the Board of Directors may enter into executive session without the Observer present.

        5A.    Provisions Relating to the Company's Qualified Public Offering.    The Company agrees that, subject to any applicable legal or regulatory requirements and the rights of the managing underwriters to reasonably determine otherwise, in connection with a Qualified Public Offering (as defined below), the Company shall use reasonable best efforts to cause up to seven and one-half percent (7.5%) of the aggregate Common Stock to be sold in such offering to be allocated to a "directed shares" or "friends of the Company" pool or program, which shall be allocated (i) two-thirds to purchasers designated by the officers of the Company (the "Company Directed Share Recipients") and (ii) one-third (the "Investor Directed Shares") to purchasers designated by the Investors (the "Investor Directed Share Recipients"). The number of Investor Directed Shares allocated to an Investor for allocation to such Investor's Directed Share Recipients shall be determined immediately prior to the Qualified Public Offering and shall be on a pro rata basis. For purposes of determining each Investor's pro rata share under this Section 5A, such pro rata share shall be the ratio of the Stock held by such Investor to all Stock held by all Investors.

        6.    Termination.    This Agreement, and the respective rights and obligations of the parties hereto, shall terminate upon the earliest to occur of the following: (i) the completion of a fully underwritten, firm commitment public offering pursuant to an effective registration under the Securities Act of 1933, as amended (the "Securities Act"), covering the initial public offering by the Company of its Common Stock resulting in net proceeds to the Company of at least $30,000,000 (after deducting all underwriting discounts and commissions), at a price to the public of at least $2.00 per share (as adjusted for stock splits, stock dividends, recapitalizations and similar events) (a "Qualified Public Offering"); or (ii) a (a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) a Company subsidiary is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a Company subsidiary in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation more than 50% by voting power of the capital stock of or ownership interest in (A) the surviving or resulting entity or (B) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting entity; or (b) the sale, in a single transaction or series of related transactions, (i) by the Company of all or substantially all the assets of the Company (except where such sale is to a wholly owned subsidiary of the Company) or (ii) by the stockholders of the Company of more than 80% by voting power of the then-outstanding capital stock of the Company.

        7.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first class, registered or certified mail (air mail if to or from outside the United States), return receipt requested, postage prepaid, if to each Holder at his respective address set forth on Schedule I hereto or on the Instrument of Accession pursuant to which he became a party to this Agreement, and if to the Investors, at their respective addresses set forth on Schedule I hereto or to such other address as the addressee shall have furnished to the other parties hereto in the manner prescribed by this Section 7.

        8.    Lock-up Agreement.    Each of the Holders hereby agrees in connection with a Qualified Public Offering, upon the request of the principal underwriter managing the offering, not to sell publicly any shares of Stock now owned or hereafter acquired by him and subject to this Agreement without the prior written consent of such underwriter for a period of time (not to exceed one hundred eighty (180) days) from the consummation of such offering as the underwriter may specify.

        9.    Failure to Deliver Shares.    If a Selling Shareholder becomes obligated to sell any Shares owned by, or held for the benefit of, such Selling Shareholder to a Qualified Investor or a Qualified

Transferee under this Agreement and fails to deliver such shares in accordance with the terms of this Agreement, such Qualified Investor may, at its option, in addition to all other remedies it may have, send to the Company for the benefit of such Selling Stockholder the purchase price for such Shares as is herein specified. Thereupon, the Company upon written notice to said Selling Shareholder, (a) shall cancel on its books the certificate(s) representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of such Qualified Investor, a new certificate(s) representing such Shares, and thereupon all of said Selling Shareholder's rights in and to such shares shall terminate. The Company may exercise a similar remedy in enforcing its rights under Section 2. If a Selling Shareholder transfers any shares to a Purchaser in violation of this Agreement, the Company may, at the election of a majority of the disinterested members of the Board of Directors, cancel on the books of the Company any shares of capital stock then held by such Selling Shareholder, and any such breaching Selling Shareholder agrees to purchase from the Purchasers and any transferee a number of shares of capital stock equal to the amount so transferred in violation of this Agreement.

        10.    Specific Performance.    The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

        11.    Legend.    The certificates representing the Shares shall bear on their face a legend indicating the existence of the restrictions imposed hereby.

        12.    Amendment of the Prior Stockholders Agreement.    The Company, the Holders holding at least a majority of the Shares subject to the Prior Stockholders Agreement and the Investors holding a majority in interest of the shares of Series B Preferred Stock and Series B-1 Preferred Stock held by the Investors party to the Prior Stockholders Agreement hereby agree that, as of the date of this Agreement, (i) the Prior Stockholders Agreement is hereby amended in its entirety by this Agreement, (ii) the provisions of the Prior Stockholders Agreement shall no longer be of any force or effect and (iii) this Agreement constitutes the only agreement, contract or understanding among the Investors, the Holders and the Company relating to all or part of the subject matter of this Agreement.

        13.    Waivers and Further Agreements.    Any of the provisions of this Agreement may be waived by an instrument in writing executed and delivered by Investors holding at least a majority of the shares of Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock then held or deemed to be held by all Investors, voting together as a single class. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement. Notwithstanding the foregoing, no waiver approved in accordance herewith shall be effective if and to the extent that such waiver grants to any one or more Investors any rights more favorable than any rights granted to all other Investors or otherwise treats any one or more Investors differently than all other Investors.

        14.    Amendments.    Except as otherwise expressly provided herein, this Agreement may not be amended except by an instrument in writing executed by (i) the Company, (ii) Investors holding at least a majority of the shares of Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock then held or deemed to be held by all Investors, voting together as a single class, and (iii) Holders then employed by the Company holding a majority of the Shares held by Holders then employed by the Company. Notwithstanding the foregoing, (i) no amendment approved in accordance with this Section 14 shall be effective as to any Investor unless such amendment applies to all Investors in the same fashion, (ii) Section 5(a)(iii) may not be amended without the express written consent of

CRP, (iii) Section 5(a)(iv) may not be amended without the express written consent of Sigma and (iv) Sections 5(a)(v) and 5(d) may not be amended without the express written consent of TD Capital.

        15.    Assignment; Successors and Assigns.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein.

        16.    Severability.    In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

        17.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        18.    Section Headings.    The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        19.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the General Corporation Law of the State of Delaware (without reference to the conflicts of law provisions thereof), and any issues outside the scope of such laws shall be governed by the internal laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof).

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        IN WITNESS WHEREOF, the undersigned have executed this Stockholders Agreement as a sealed instrument as of the day and year first above written.

COMPANY:
EQUALLOGIC, INC.
By:	/s/ PAUL M. BERNARD Name: Paul M. Bernard Title: Chief Financial Officer
PURCHASERS:
FOCUS VENTURES II, L.P.
By:	/s/ GEORGE H. BISCHOF Name: George H. Bischof Title: General Partner
Address:	525 University Avenue Suite 1400 Palo Alto, CA 94301
FOCUS VENTURES INVESTORS II QP, L.P.
By:	/s/ GEORGE H. BISCHOF Name: George H. Bischof Title: General Partner
Address:	525 University Avenue Suite 1400 Palo Alto, CA 94301
FOCUS VENTURES INVESTORS II A, L.P.
By:	/s/ GEORGE H. BISCHOF Name: George H. Bischof Title: General Partner
Address:	525 University Avenue Suite 1400 Palo Alto, CA 94301

CHARLES RIVER PARTNERSHIP XI, A LIMITED PARTNERSHIP
By:	Charles River XI GP, LP Its: General Partner
By:	Charles River XI GP, LLC Its: Manager
By:	/s/ CHRISTOPHER BALDWIN Name: Title:
Address:	1000 Winter Street Suite 3300 Waltham, MA 02451
CHARLES RIVER PARTNERSHIP XI-A, LP
By:	Charles River XI, GP, LLC Its: General Partner
By:	/s/ CHRISTOPHER BALDWIN Authorized Manager
Address:	1000 Winter Street Suite 3300 Waltham, MA 02451
CHARLES RIVER FRIENDS XI-B, LP
By:	Charles River XI, GP, LLC Its: General Partner
By:	/s/ CHRISTOPHER BALDWIN Authorized Manager
Address:	1000 Winter Street Suite 3300 Waltham, MA 02451

SIGMA PARTNERS 6, L.P.
By:	Sigma Management 6, L.L.C. Its General Partner
By:	/s/ GREGORY C. GRETSCH Name: Gregory C. Gretsch Title: Managing Director
Address:	20 Custom House Street Suite 830 Boston, MA 02110
SIGMA ASSOCIATES 6, L.P.
By:	Sigma Management 6, L.L.C. Its General Partner
By:	/s/ GREGORY C. GRETSCH Name: Gregory C. Gretsch Title: Managing Director
Address:	20 Custom House Street Suite 830 Boston, MA 02110
SIGMA INVESTORS 6, L.P.
By:	Sigma Management 6, L.L.C. Its General Partner
By:	/s/ GREGORY C. GRETSCH Name: Gregory C. Gretsch Title: Managing Partner
Address:	20 Custom House Street Suite 830 Boston, MA 02110
TORONTO DOMINION CAPITAL (U.S.A), INC.
By:	/s/ ELLIOT G. SWAN Name: Elliot G. Swan Title: Vice President
Address:	909 Fannin, Suite 1700 Houston, TX 77010

Michael Brown
/s/ GARDNER C. HENDRIE Gardner C. Hendrie
HOLDERS:
/s/ PETER C. HAYDEN Peter C. Hayden
/s/ G. PAUL KONING G. Paul Koning
/s/ PAULA LONG Paula Long
Charles Christ
Timothy D. Cronk
Edmund Cuoco
Dobberpuhl Family 2001 Trust Daniel W. and Carol A. Dobberpuhl, Trustees
Walter Dray
Andrew B. Eills
John Eills
David Follett
Amarjit Gill
Timothy Hoskins
/s/ JACK BOYLE Jack Boyle
/s/ PAUL BERNARD Paul Bernard

SCHEDULE I

EQUALLOGIC, INC.

SCHEDULE OF HOLDERS AND INVESTORS

Names and Addresses

        HOLDERS

Peter C. Hayden
17 Purgatory Road
Mont Vernon, NH 03057

G. Paul Koning
408 Joe English Road
New Boston, NH 03070

Paula Long
25 Winchester Drive
Hollis, NH 03049

Charles Christ
5 Farmington Road
Amherst, NH 03031

Timothy D. Cronk
14 Scott Drive
Merrimack, NH 03054

Edmund Cuoco
164 Pleasant Street
Arlington, MA 02476

Dobberpuhl Family 2001 Trust
    Daniel W. and Carol A. Dobberpuhl,
    Trustees
491 Middle Court
Menlo Park, CA 94025

Walter Dray
247 Hutchins Road
Carlisle, MA 01741

Andrew B. Eills
14 Thayer Pond Road
Concord, NH 03301

John Eills
Two Columbus Avenue, #22B
New York, NY 10023

David Follett
120 Cobleigh Road
Boxboro, MA 01719

Amarjit Gill
8 Quail Meadow Drive
Woodside, CA 94062

Timothy Hoskins
68A Baboosic Lake Road
Amherst, NH 03031

LN Family Trust, Leo A. Joseph Trustee
P.O. Box 2008
Menlo Park, CA 94026

Richard and Ellen Lary
1650 Summit Point Court
Colorado Springs, CO 80919

Thomas Marmen
8 Red Coat Road
Shrewsbury, MA 01545

Brian Nadeau
6 Pondview Circle
Nashua, NH 03063

Bryan Panner
12 Nottingham Road
Windham, NH 03087

Kevin Perryman
202 Parkridge Circle
Seguin, TX 78155

Thomas P. Tierney and Diane L. Beliveau
3230 Wildflower Drive
Encinitas, CA 92024

Jack Boyle
[Address]

Paul Bernard
[Address]

INVESTORS

Focus Ventures II, L.P.
525 University Avenue
Suite 1400
Palo Alto, CA 94301

Focus Ventures Investors II QP, L.P.
525 University Avenue
Suite 1400
Palo Alto, CA 94301

Focus Ventures Investors II A, L.P.
525 University Avenue
Suite 1400
Palo Alto, CA 94301

Charles River XI, GP, LP
Winter Street, Suite 3300
Waltham, MA 02451

Charles River Friends XI-A, LP
Winter Street, Suite 3300
Waltham, MA 02451

Charles River Friends XI-B, LP
Winter Street, Suite 3300
Waltham, MA 02451

Sigma Partners, 6, L.P.
1600 El Camino Real, Suite 280
Menlo Park, CA 94025

Sigma Associates, 6, L.P.
1600 El Camino Real, Suite 280
Menlo Park, CA 94025

Sigma Investors 6, L.P.
1600 El Camino Real, Suite 280
Menlo Park, CA 94025

Gardner C. Hendrie
c/o Sigma Partners
300 Commercial Street
Suite 705
Boston, MA 02109

Toronto Dominion Capital (U.S.A.), Inc.
909 Fannin, Suite 1700
Houston, TX 77010

Michael Brown
50 Balton Road
Providence, RI 02906

SCHEDULE II

EQUALLOGIC, INC.

INSTRUMENT OF ACCESSION

        The undersigned,                        , as a condition precedent to becoming the owner or holder of record of                         (            ) shares of the                         stock, par value $.01 per share, of EqualLogic, Inc., a Delaware corporation (the "Company"), hereby agrees to become a Holder under that certain Third Amended and Restated Stockholders Agreement dated as of June    , 2004, as amended and/or restated from time to time by and among the Company and other stockholders of the Company. This Instrument of Accession shall take effect and shall become an integral part of, and the undersigned shall become a party to and bound by, said Stockholders Agreement immediately upon execution and delivery to the Company of this Instrument.

        IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Delaware, as of the date below written.

Signature:

(Print Name)
Address:

Date:
Accepted:
EQUALLOGIC, INC.
By:	Name: Title:
Date:

QuickLinks

THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
SCHEDULE I EQUALLOGIC, INC. SCHEDULE OF HOLDERS AND INVESTORS
SCHEDULE II EQUALLOGIC, INC. INSTRUMENT OF ACCESSION